UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)   May 25, 2005

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

     The unaudited interim financial statements filed as Exhibits 99.1 through 99.8 to this report are being filed in connection with Foster Wheeler Ltd.’s registration statement on Form S-3 to be filed.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Condensed Consolidated Financial Statements for Foster Wheeler Holdings Ltd. and Subsidiaries as of April 1, 2005 and December 31, 2004 and for the three month periods ending April 1, 2005 and March 26, 2004.

99.2	Condensed Consolidated Financial Statements for Foster Wheeler LLC and Subsidiaries as of April 1, 2005 and December 31, 2004 and for the three month periods ending April 1, 2005 and March 26, 2004.

99.3	Condensed Consolidated Financial Statements for Foster Wheeler International Holdings, Inc. and Subsidiaries as of April 1, 2005 and December 31, 2004 and for the three month periods ending April 1, 2005 and March 26, 2004.

99.4	Condensed Consolidated Financial Statements for Foster Wheeler International Corporation and Subsidiaries as of April 1, 2005 and December 31, 2004 and for the three month periods ending April 1, 2005 and March 26, 2004.

99.5	Condensed Consolidated Financial Statements for Foster Wheeler Europe Limited and Subsidiaries as of March 31, 2005 and December 31, 2004 and for the three month periods ending March 31, 2004 and 2005.

99.6	Condensed Consolidated Financial Statements for FW Netherlands C.V. and Subsidiaries as of March 31, 2005 and December 31, 2004 and for the three month periods ending March 31, 2004 and 2005.

99.7	Condensed Consolidated Financial Statements for Financial Services S.a.r.l. and Subsidiary as of March 31, 2005 and December 31, 2004 and for the three month periods ending March 31, 2004 and 2005.

99.8	Condensed Financial Statements for FW Hungary Licensing Limited Liability Company as of March 31, 2005 and December 31, 2004 and for the three month periods ending March 31, 2004 and 2005.

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: May 25, 2005	By: /s/ Brian Ferraioli
Brian Ferraioli Vice President and Controller